SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 30, 2008
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2008, in connection with the convertible note repurchases described in Item 8.01 below, SonoSite entered into partial unwind agreements with JPMorgan Chase Bank, National Association (“JPMorgan”) which amend the terms of the convertible note hedge and warrant agreements entered into in July 2007 relating to the 3.75% Convertible Senior Notes due 2014 (the “Convertible Notes”) previously issued by SonoSite. Forms of the partial unwind agreement related to the convertible note hedge and warrant are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Current Report on Form 8-K. SonoSite previously filed the underlying convertible note hedge and warrant agreements as exhibits to its Quarterly Report on Form 10-Q filed on August 9, 2007.

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2008, SonoSite held a conference call to discuss its financial results for the third quarter ended September 30, 2008. A transcript of the call is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, is furnished pursuant to Item 2.02 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of SonoSite under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 8.01	Other Events.

On October 30, 2008, SonoSite issued a press release announcing that it has repurchased an aggregate of $60.3 million of the principal outstanding amount of its Convertible Notes in the open market for total consideration of approximately $47.4 million in cash, excluding accrued interest.  Following these repurchases, Convertible Notes representing $164.7 million of principal debt are outstanding.

As a result of the repurchases that have occurred to date, SonoSite expects to report a pre-tax gain of approximately $11 million, net of deferred issuance costs, in the fourth quarter.

In connection with the issuance of the Convertible Notes in July 2007, SonoSite entered into a convertible note hedge transaction and a warrant transaction with JPMorgan. As a result of the repurchase, the convertible note hedge and warrant positions associated with the repurchased Convertible Notes will be unwound pursuant to the partial unwind agreements described in Item 1.01 above.  The unwinding of these instruments will result in net proceeds to SonoSite of approximately $400,000.

As of October 30, 2008, the company had in excess of $280 million in cash and investments prior to these transactions. SonoSite may make additional repurchases of the Convertible Notes in the future and may continue to unwind the associated hedge and warrant positions.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

        (d)   Exhibits.
Number	Description
10.1	Form of Partial Unwind Agreement with respect to the Note Hedge Transaction Confirmation, dated July 11, 2007 between SonoSite, Inc. and JPMorgan Chase Bank, National Association

10.2	Form of Partial Unwind Agreement with respect to the Warrant Confirmation, dated July 11, 2007 between SonoSite, Inc. and JPMorgan Chase Bank, National Association

99.1	Third Quarter 2008 Earnings Call Transcript of SonoSite, Inc., dated October 30, 2008

99.2	SonoSite, Inc. press release issued October 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONOSITE, INC.

By:	Michael J. Schuh Chief Financial Officer

Date:  October 31, 2008

EXHIBIT INDEX

Number	Description
10.1	Form of Partial Unwind Agreement with respect to the Note Hedge Transaction Confirmation, dated July 11, 2007 between SonoSite, Inc. and JPMorgan Chase Bank, National Association

10.2	Form of Partial Unwind Agreement with respect to the Warrant Confirmation, dated July 11, 2007 between SonoSite, Inc. and JPMorgan Chase Bank, National Association

99.1	Third Quarter 2008 Earnings Call Transcript of SonoSite, Inc., dated October 30, 2008

99.2	SonoSite, Inc. press release issued October 30, 2008